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                                                                    EXHIBIT 10.9
                                    CHILDTIME
                              Children's Centers(R)
                                     [logo]

                             STOCK OPTION AGREEMENT


Leonard Tylka:

Pursuant to the 1995 Stock Incentive Plan for Key Employees, as amended (the "Plan") of Childtime Learning Centers, Inc. (the "Company"), the Company hereby grants you, effective March 27, 2001, an option (the "Option") to purchase 10,000 shares of the Common Stock of the Company (collectively, the "Shares") at $7.97 per share, upon the terms and conditions contained in this Agreement and in the Plan, a copy of which is attached hereto and made a part hereof.

1. The Option is intended to be a non-qualified Option, as defined in Paragraph 1(f) of the Plan.

2. The Option may not be transferred by you other than by will or by the laws of descent and distribution and, during your lifetime, the Option is exercisable only by you.

3. Subject to the other terms contained in this Agreement and in the Plan, you may exercise the Option in accordance with the following schedule:

         a. Prior to the first anniversary date of this Agreement, you may not purchase any of the Shares.

         b. Beginning on the first anniversary date of this Agreement, you may purchase up to 33% of the Shares.

         c. Beginning on the second anniversary date of this Agreement, you may purchase up to 66% of the Shares.

         d. Beginning on the third anniversary date of this Agreement, you may purchase up to 100% of the Shares.

4. Subject to earlier termination of the Option pursuant to Paragraph 16 of the Plan, the Option will expire (to the extent not previously exercised) on the sixth (6th) anniversary of the date of this Agreement.

5. Notwithstanding the foregoing, the Option will become immediately exercisable with respect to all of the Shares upon occurrence of a "Change in Control." For purposes of this Agreement, a "Change in Control" of the Company shall occur if any person or other entity other than Childtime Associates or KD Partners II, including any person as defined

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         in Section 13(d)(3) of the Exchange Act of 1934, as amended, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act of 1934), directly or indirectly, of more than fifty (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of Directors of the Company.

6. The Option shall be exercised by giving a written notice to the Treasurer of the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full (by means specified in Paragraph 7, below) of the aggregate option price for the number of shares purchased and by the representation required by Paragraph 18 of the Plan if the Shares to be issued upon exercise of the Option have not been registered under the Securities Act of 1933. Such exercise shall be effective only upon actual receipt of such written notice, and no rights or privileges of shareholder of the Company in respect of any of the Shares issuable upon exercise of any part of the Option shall inure to you or any other personal who is entitled to exercise the Option unless and until certificates representing such Shares have been issued.

7. The aggregate option price for the number of Shares to be purchased shall be payable in cash, or with the consent of the Compensation Committee that administers the Plan, in Common Stock of the Company pursuant to Paragraph 11 of the Plan.

8. Nothing contained in this Agreement or in the Plan, nor any action taken by the Compensation Committee, shall confer upon you any right with respect to continuation of your employment by the Company of any of its subsidiaries, nor interfere in any way with the right of the Company or any subsidiary to terminate your employment at any time.

9. If, upon or as a result of, your exercise of the Option there shall be payable by the Company any amount for income tax withholding, you shall promptly pay such amount to the Company to reimburse it for such withholding.

Very Truly Yours,

Childtime Learning Centers, Inc.
a Michigan Corporation



By: /s/ James Morgan
    -----------------------------------------
    James Morgan, Interim President and CEO

THE ABOVE IS AGREED TO AND ACCEPTED:

/s/ Leonard Tylka
---------------------------------------------
Leonard Tylka

Dated:  April 25, 2001


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